CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consent to the use of our name and the use of our opinion dated July 10, 2002 on the consolidated financial statements of Cosmo Communications Corporation and Subsidiaries (the "Company") included in its Annual Report on Form 10 - KSB being filed by the Company, for the fiscal period ended March 31, 2002.



		"SCHWARTZ LEVITSKY FELDMAN LLP"
Toronto, Ontario
July 10, 2002		Chartered Accountants
Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



	1167 Caledonia Road
	Toronto, Ontario M6A 2X1
	Tel:  416 785 5353
	Fax:  416 785 5663


Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



	1167 Caledonia Road
	Toronto, Ontario M6A 2X1
	Tel:  416 785 5353
	Fax:  416 785 5663